UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 31, 2005

Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)

(608) 364-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

        On May 31, 2005, REGAL-BELOIT Corporation (the “Company”) and General Electric Company (“GE”) entered into a letter agreement (the “Amendment”) amending that certain Shareholder Agreement, dated as of December 31, 2004 (the “Shareholder Agreement”), executed in conjunction with the Company’s acquisition of GE’s Heating, Ventilation and Air Conditioning (HVAC)/Refrigeration Motors and Capacitors businesses. Pursuant to the Amendment, the Company and GE have agreed to extend by 90 days certain key dates in the Shareholder Agreement, including the date by which the Company must use its commercially reasonable best efforts to complete an offering of a portion of GE’s shares of the Company’s common stock.

        The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company issued a press release announcing the execution of the Amendment. A copy of the Company’s press release is filed herewith as Exhibit 99.1.

Item 9.01     Financial Statements, Pro-Forma Financial Information and Exhibits

(a)	None.

(b)	None.

(c)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Letter Agreement, dated as of May 31, 2005, between REGAL-BELOIT Corporation and General Electric Company.

(99.1)	Press Release of REGAL-BELOIT Corporation, dated June 3, 2005.

        SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION
Date: June 6, 2005	By: /s/ David A. Barta
David A. Barta
Vice President and Chief Financial Officer

REGAL-BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(4.1)	Letter Agreement, dated May 31, 2005, between REGAL-BELOIT Corporation and General Electric Company.

(99.1)	Press Release of REGAL-BELOIT Corporation, dated June 3, 2005.